Exhibit 99.1

Milacron's Q4 Results Improve on Higher Sales; Outlook for 2005 Remains Positive

     CINCINNATI--(BUSINESS WIRE)--Feb. 14, 2005--Milacron Inc.:

     -- Note: At 1 p.m. ET on 2/14, Milacron will hold an open investor conference call, which can be accessed live at www.milacron.com. The dial-in number for those interested in asking questions is (913) 981-4900. A replay of the call will be made available from 4 p.m. ET on Monday, February 14, through midnight Monday, February 21, on Milacron's website or by phone: (719) 457-0820 or toll-free (888) 203-1112, access code: 584534.

     Milacron Inc. (NYSE: MZ) today reported a net loss in the fourth quarter of 2004 of $1.2 million, or $0.07 per share, on sales of $213 million. This compares to a net loss of $24.2 million, or $0.66 per share, on sales of $198 million, in the fourth quarter of 2003.
     In the fourth quarter of 2004, restructuring charges of $8.5 million were greater than anticipated, as the company wrote down plant and equipment idled as a result of recent restructuring actions. The 2003 fourth quarter included restructuring charges of $8.1 million with no tax benefit and a goodwill impairment charge of $13.3 million.
     The results in the most recent quarter came in at the high end of the guidance last issued by Milacron on November 3, 2004, as sales, segment earnings and income tax benefits exceeded the estimated ranges.
     Operating earnings before interest, taxes, restructuring, goodwill impairment and refinancing charges were $9.9 million in the fourth quarter of 2004, compared to $7.9 million in the year-ago quarter (see reconciliation table), as cost-reduction benefits more than offset higher material costs.
     Manufacturing margins continued to improve, reaching 21.7%, up from 20.6% in the year-ago quarter.
     The $213 million in sales represented an 8% gain over the fourth quarter a year ago, reflecting a continued pickup in demand for injection molding machines in North America as well as favorable currency translation effects - primarily the stronger euro and the weaker dollar. Currency translation had little impact on earnings. New orders in the fourth quarter of 2004 were $197 million, $3 million higher than a year ago, as continued strong demand in Asia and recovering North American markets - as well as favorable currency effects - offset weakening demand in Western Europe.
     "Our quarterly sales exceeded $200 million for the first time in almost four years," said Ronald D. Brown, chairman, president and chief executive officer. "As the North American market for plastics processing equipment continues to recover, the benefits of the cost reductions we've implemented over the past several years should become more evident with sales volume increases," he said.

     Year 2004

     Milacron's net loss for the year was $51.1 million, or $1.32 per share, and included $21.4 million in refinancing costs and $13.6 million in restructuring charges. 2004 results were aided by a fourth-quarter non-cash income tax benefit of $4.8 million, resulting from a year-end adjustment of valuation allowances for deferred taxes. In 2003, the company had a net loss of $190.9 million, or $5.21 per share, which included a $70.8 million non-cash writedown of deferred tax assets and a $65.6 million non-cash goodwill impairment charge, as well as $28.9 million in restructuring and refinancing charges and $7.2 million in losses from discontinued operations.
     In 2004, earnings from continuing operations before interest, taxes, restructuring, refinancing and goodwill impairment charges were $19.8 million, up from $7.1 million in 2003 (see reconciliation table), as savings from restructuring and other cost-reduction measures more than compensated for increased costs of materials, pension, insurance and compliance with the Sarbanes-Oxley Act.
     Sales in 2004 reached $774 million, up from $740 million in 2003, while new orders rose to $766 million from $747 million, reflecting 5% and 3% increases, respectively, as solid growth in North America and Asia, and favorable currency translation effects, offset weakness in Western Europe.
     "In 2004, Milacron successfully met the challenge of refinancing our capital structure while taking advantage of a partial recovery in capital goods markets in North America and strong growth outside our traditional markets, particularly in China, India and Eastern Europe," Brown said. "We continued to find ways to reduce costs and improve efficiency while never losing focus on the number-one priority: delivering advanced technology and superior service to our customers."

     Segment Results

     Machinery Technologies-North America (machinery and related parts and services for injection molding, blow molding and extrusion supplied from North America and India) Driven by higher demand for our injection molding machines, new orders and sales in the fourth quarter of 2004 were up about 11% versus the fourth quarter of 2003. New orders were $91 million, up from $82 million a year ago, while sales increased to $97 million from $87 million. Cost-reduction benefits, sales volume increases and better pricing more than offset higher material costs, as segment operating earnings (earnings before interest, taxes and restructuring charges) in the quarter rose to $9.1 million, or 9.4% of sales, compared to $6.1 million, or 7.1% of sales, in the year-ago quarter.
     For the year 2004, new orders in this segment were $337 million, up from $325 million in 2003, and sales rose to $334 million, from $321 million. Cost reduction benefits were the primary factor leading to a near doubling of operating earnings to $16.0 million, or 4.8% of sales, from $8.1 million, or 2.5% of sales, in 2003.
     Machinery Technologies-Europe (machinery and related parts and services for injection molding and blow molding supplied from Europe) As demand softened considerably in November and December, fourth quarter new orders declined to $33 million from $45 million in the same quarter of 2003. Sales of $45 million were comparable to the year-ago quarter in dollars but down in local currencies. Lower sales volumes and rising material costs led to a modest loss of $0.3 million compared to operating earnings of $1.5 million in the fourth quarter of 2003.
     For the year 2004, this segment's new orders were $155 million compared to $154 million in 2003, while sales rose to $167 million from $151 million. In local currencies, new orders declined while sales were about even with those of 2003. As a result of our focus on cost reduction over the past year, operating earnings improved to $1.8 million, up from an operating loss of $1.4 million a year ago.
     Mold Technologies (mold bases and related parts and services, as well as maintenance, repair and operating (MRO) supplies for injection molding worldwide) Sales in the fourth quarter of 2004 were $44 million, versus $42 million in 2003. Our emphasis on cost reductions in Europe caused operating earnings to improve to $2.1 million from $1.3 million in the year-ago quarter.
     Despite favorable currency translation effects, sales for the year of $167 million were down from $169 million in 2003. Operating earnings, however, improved to $4.5 million from $1.8 million a year ago, as significant benefits from our restructuring actions in Europe outweighed the effects of lower sales volumes there.
     Industrial Fluids (water-based and oil-based coolants, lubricants and cleaners for metalcutting and metalforming operations worldwide) Fourth quarter sales rose to $29 million from $26 million a year ago, aided in part by favorable currency translation effects. Operating earnings, however, declined to $2.4 million from $3.7 million due to increases in material costs, as well as higher pension and insurance expenses.
     Industrial fluid sales for the year 2004 were $109 million, up from $104 million in 2003, as favorable currency translation accounted for virtually all of the increase. The segment's operating earnings fell to $11.1 million from $15.7 million, due to the aforementioned cost increases.

     Outlook

     "The outlook for 2005 is positive," said Ronald D. Brown, chairman, president and chief executive officer. "Energy and material costs, including resin prices, have begun to stabilize, which should be beneficial to plastics processors and help facilitate the ongoing recovery in our North American machinery business. Accordingly, we believe continued growth in North America - as well as in Eastern Europe and Asia - will more than offset softness in Western European markets in 2005. In this scenario, we are projecting an overall volume growth of 5% to 7%, excluding currency translation effects.
     "In addition, we've been able to offset some of the higher material costs we saw in the second half of 2004 with aggressive cost reductions and selective price increases, depending on market conditions. This should have a favorable impact on margins going forward.
     "While the first quarter is on track to show improvement over the first quarter a year ago, we still anticipate incurring a small loss, as this is typically our weakest quarter and this year it will include additional costs to comply with Sarbanes-Oxley. Looking further ahead, we believe our combination of sales growth initiatives and cost reduction measures will enable us to return to profitability in the second half of 2005," Brown said.

     Revolving Credit Facility Amended

     Milacron said it had reached an agreement with its bank group to amend a number of covenants and terms of its revolving credit facility, including a reduction of the minimum levels of EBITDA (earnings before interest, taxes, depreciation and amortization) required by the facility in 2005. The amendment will be filed in its entirety with the Securities and Exchange Commission later this week.

     Conversion Price for Series B Preferred Stock Reset

     As previously forecast in its November guidance, in 2004 Milacron generated less than $50 million in adjusted EBITDA (earnings before interest, taxes, depreciation and amortization), a threshold in the terms of the transaction that created the company's Series B Convertible Preferred Stock. As a result, the conversion price of that stock into Milacron common stock will be automatically lowered to $1.75 per share from $2.00 per share, effective June 30, 2005.

     Change in Method of Accounting

     In the fourth quarter of 2004, Milacron changed its valuation method for certain inventories in its North American machinery technologies segment. Those operations previously using the "last in, first out" (LIFO) method were changed to the "first in, first out" (FIFO) method, retroactive to the beginning of the year. The FIFO method is considered preferable because it results in a balance sheet presentation more reflective of current costs and, as a result of the change, all Milacron operations now use FIFO.
     This change in method of accounting had no impact on 2004 earnings, but prior periods have been restated for consistency. The primary effects of this change on the previous four years are: a slight increase in the cumulative operating earnings of the Plastics Technologies - North America segment, resulting in a slight decease in the company's cumulative net losses, and a $10.3 million increase in shareholders' equity as of year-end 2003.

     Restatement of Earnings Per Share (EPS)

     The execution of the rights offering in the fourth quarter of 2004 permitted certain shareholders to purchase common shares at less than market value. In such situations, accounting rules require restatement of the number of outstanding shares used in the calculation of EPS in prior periods. Accordingly, EPS amounts for prior quarters have been restated. The effect is to increase the outstanding shares by about 9%.
     The forward-looking statements above by their nature involve risks and uncertainties that could significantly impact operations, markets, products and expected results. For further information please refer to the Cautionary Statement included in the company's most recent Form 10-Q on file with the Securities and Exchange Commission.
     First incorporated in 1884, Milacron is a leading global supplier of plastics-processing technologies and industrial fluids, with 3,500 employees and major manufacturing facilities in North America, Europe and Asia. For further information, visit www.milacron.com or call the toll-free investor line:
800-909-MILA (800-909-6452).


Milacron Inc. and Subsidiaries

                                                   Fourth Quarter 2004
----------------------------------------------------------------------
                 Three Months Ended                   Year Ended
                    December 31,                      December 31,
                 --------------------          -----------------------
                  2004          2003             2004         2003
----------------------------------------------------------------------

Sales          $213,083,000 $197,735,000    $774,243,000 $739,711,000

Loss from
 continuing
 operations (a)  (1,277,000) (22,746,000)   (50,728,000) (183,678,000)
  Per Share (b)
   Basic              (0.07)       (0.62)         (1.31)        (5.02)
   Diluted            (0.07)       (0.62)         (1.31)        (5.02)

Earnings (loss)
 from
 discontinued
 operations         127,000   (1,499,000)      (351,000)   (7,173,000)
  Per Share (b)
   Basic               0.00        (0.04)         (0.01)        (0.19)
   Diluted             0.00        (0.04)         (0.01)        (0.19)

Net loss (a)     (1,150,000) (24,245,000)   (51,079,000) (190,851,000)
  Per Share (b)
   Basic              (0.07)       (0.66)         (1.32)        (5.21)
   Diluted            (0.07)       (0.66)         (1.32)        (5.21)


Common shares
  Weighted
   average
   outstanding
   for basic
   EPS (b)       40,195,000   36,793,000     40,955,000    36,660,000
  Weighted
   average
   outstanding
   for diluted
   EPS (b)       40,195,000   36,793,000     40,955,000    36,660,000
  Outstanding
   at quarter
   end           48,559,000   34,824,000     48,559,000    34,824,000


(a) 2003 amounts have been restated due to a change to a preferable method of valuing certain inventories.

(b) Shares used to compute loss per common share for 2003 have been restated to reflect the effect of the rights offering completed in 2004.
--------------------------------------------
Note:  These statements are unaudited.


Consolidated Earnings
Milacron Inc. and Subsidiaries

                                                   Fourth Quarter 2004
----------------------------------------------------------------------
(In millions, except per-share data) Three Months Ended   Year Ended
                                         December 31,     December 31,
                                     ---------------------------------
                                      2004   2003(a)    2004  2003(a)
----------------------------------------------------------------------

Sales                                $213.1  $197.7    $774.2  $739.7
Cost of products sold  (a)            167.0   157.4     623.9   603.8
Cost of products sold related to
 restructuring                         (0.2)   (0.5)      1.5     3.3
                                     ------- -------   ------  -------
 Manufacturing margins                 46.3    40.8     148.8   132.6
  Percent of sales                    21.7%   20.6%     19.2%   17.9%

Other costs and expenses
 Selling and administrative            34.6     33.8    127.1   129.0
 Goodwill impairment charge (b)           -     13.3        -    65.6
 Refinancing costs (c)                    -      0.8     21.4     1.8
 Restructuring costs (d)                8.7      8.9     12.1    23.8
 Other expense - net                    1.6     (1.4)     3.4    (0.2)
                                     ------- -------   ------  -------
  Total other costs and expenses       44.9     55.4    164.0   220.0
                                     ------- -------   ------  -------

Operating earnings (loss)               1.4    (14.6)   (15.2)  (87.4)

Interest expense - net (e)             (7.5)    (6.1)   (37.3)  (23.0)
                                     ------- -------   ------  -------

Loss from continuing operations
 before income taxes                   (6.1)   (20.7)   (52.5) (110.4)

Provision (benefit) for income taxes
 (f)                                   (4.8)     2.0     (1.8)   73.3
                                     ------- -------   ------  -------

Loss from continuing operations        (1.3)   (22.7)   (50.7) (183.7)

Discontinued operations - net of
 income taxes (g)                       0.1     (1.5)    (0.4)   (7.2)
                                     ------- -------   ------  -------

Net loss                              $(1.2)  $(24.2)  $(51.1)$(190.9)
                                     ======= =======   ======  =======

Loss per common share - basic and
 diluted (h)
  Continuing operations              $(0.07)  $(0.62)  $(1.31) $(5.02)
  Discontinued operations                 -    (0.04)   (0.01)  (0.19)
                                     ------- -------   ------  -------
    Net loss                         $(0.07)  $(0.66)  $(1.32) $(5.21)
                                     ======= =======   ======  =======


(a) In the fourth quarter of 2004, the company elected to change its method of accounting for certain inventories from the LIFO method to the FIFO method, retroactive to the beginning of the year. Financial results for 2003 have been restated to conform to the 2004 presentation.

(b) Represents a charge to adjust the carrying value of goodwill in the mold technologies segment.

(c) In 2004 and 2003, includes costs incurred in pursuing various alternatives to the company's March 12 refinancing of $200 million of debt and other obligations. In 2004, also includes costs that resulted from the refinancing and recapitalization of the company.

(d) Represents costs related to initiatives announced in 2002 through 2004 to reduce operating and administrative costs.

(e) In the year ended December 31, 2004, includes a charge of $6.4 million for the write-off of a financial asset related to a beneficial conversion feature that allowed the holders of convertible debt issued on March 12, 2004 to acquire common shares on April 15, 2004 at $2.00 per share.

(f) In the year ended December 31, 2003, includes a charge of $70.8 million for the establishment of valuation allowances related to U.S. deferred tax assets.

(g) Reflects the presentation of Grinding Wheels in 2004 and 2003 and Round Tools in 2003 as discontinued operations.

(h) The numbers of shares used to compute loss per common share data for 2003 have been restated to reflect the effect of the 2004 rights offering which allowed shareholders to purchase additional shares at a discounted price of $2.00 per share.
------------------------------------------------------
Note:  These statements are unaudited.


Consolidated Balance Sheets
Milacron Inc. and Subsidiaries

                                                   Fourth Quarter 2004
----------------------------------------------------------------------
(In millions)                               December 31,  December 31,
                                              2004          2003(a)
----------------------------------------------------------------------

Assets
Cash and cash equivalents                    $  69.2        $  92.8
Notes and accounts receivable-net (b)          134.4           93.8
Inventories (a)                                154.0          149.5
Other current assets                            47.7           45.2
Assets of discontinued operations (c)              -            7.2
                                             ---------      ----------
   Total current assets                        405.3          388.5
Property, plant and equipment - net            127.9          140.8
Goodwill                                       86.6            83.8
Other noncurrent assets                        106.6          115.6
                                             ---------      ----------
   Total assets                               $726.4         $728.7
                                             =========      ==========

Liabilities and shareholders' equity
Short-term borrowings and long-term
 debt due within one year (d)                $  17.2        $ 159.9
Trade accounts payable and advance
 billings and deposits                          99.0           83.1
Accrued and other current liabilities           93.8          116.1
Liabilities of discontinued operations (c)         -            1.8
                                             ---------      ----------
   Total current liabilities                   210.0          360.9
Long-term accrued liabilities                  222.0          227.9
Long-term debt                                 235.9          163.5
Shareholders' equity                            58.5          (23.6)
                                             ---------      ----------
   Total liabilities and shareholders'
    equity                                   $ 726.4        $ 728.7
                                             =========      ==========


(a) Restated due to a change in the method of valuing certain inventories from the LIFO method to the FIFO method.

(b) In 2003, excludes receivables for continuing operations of $33 million that were sold under the receivables sale program.

(c) Reflects the presentation of Grinding Wheels as a discontinued operation in 2003.

(d) In 2004, $11.0 million was drawn against the revolving credit facility, excluding outstanding letters of credit of $10.5 million. In 2003, $42.0 million was drawn, excluding letters of credit of $11.9 million.
----------------------------------------------------
Note:  These statements are unaudited.


Consolidated Cash Flows
Milacron Inc. and Subsidiaries
                                                   Fourth Quarter 2004
----------------------------------------------------------------------
(In millions)                        Three Months Ended    Year Ended
                                         December 31,     December 31,
                                     ---------------------------------
                                      2004    2003(a)   2004   2003(a)
----------------------------------------------------------------------

Increase (decrease) in cash and
 cash equivalents
Operating activities cash flows
 Net Loss                            $(1.2)  $(24.2)  $(51.1) $(190.9)
 Loss (earnings) from discontinued
  operations                          (0.1)     1.5      0.4      7.2
 Depreciation and amortization         5.1      5.4     20.5     21.7
 Goodwill impairment charges             -     13.3        -     65.6
 Refinancing costs                       -      0.8     21.4      1.8
 Restructuring costs                   8.5      8.4     13.6     27.1
 Working capital changes
   Notes and accounts receivable(b)   (3.3)    12.9    (35.9)     6.6
   Inventories                        (2.7)     6.6     (1.5)    22.3
   Other current assets                7.3      5.0     (0.2)    13.9
   Trade accounts payable              8.7     (0.4)    11.9     (6.1)
   Other current liabilities         (19.4)    (1.2)   (31.1)   (30.7)
 Deferred income taxes and other -
  net                                  6.0      2.4      9.9     71.5
                                     ------    -----   ------   ------
   Net cash provided (used) by
    operating activities               8.9     30.5    (42.1)    10.0

Investing activities cash flows
 Capital expenditures                 (4.5)    (2.4)    (8.8)    (6.5)
 Divestitures                            -        -      8.0    (20.3)
 Acquisitions and other - net          0.2      0.1      0.6     (4.0)
                                     ------    -----   ------   ------
   Net cash used by investing
    activities                        (4.3)    (2.3)    (0.2)   (30.8)

Financing activities cash flows
 Issuance of long-term debt              -        -    219.8        -
 Repayments of long-term debt         (0.5)    (0.5)  (261.5)    (2.2)
 Increase (decrease) in short-term
  borrowings                           1.0      0.2     68.4     (2.6)
 Debt issuance costs                  (2.7)       -    (27.6)       -
 Issuance of common shares            25.4        -     25.4        -
 Dividends paid                       (1.6)       -     (3.2)    (0.8)
                                     ------    -----   ------   ------
   Net cash provided (used) by
    financing activities              21.6     (0.3)    21.3     (5.6)

Effect of exchange rate
 fluctuations on cash and cash
 equivalents                           2.5      2.6      1.6      8.8
Cash flows related to discontinued
 operations                              -     (0.5)    (4.2)   (11.9)
                                     ------    -----   ------   ------
Decrease in cash and cash
 equivalents                          28.7     30.0    (23.6)   (29.5)

Cash and cash equivalents at
 beginning of period                  40.5     62.8     92.8    122.3

                                     ------    -----   ------   ------
Cash and cash equivalents at end
 of period                           $69.2    $92.8    $69.2    $92.8
                                     ======    =====   ======   ======


(a) In the fourth quarter of 2004, the company elected to change its method of accounting for certain inventories from the LIFO method to the FIFO method, retroactive to the beginning of the year. Financial results for 2003 have been restated to conform to the 2004 presentation.

(b) In the year ended December 31, 2004, includes $33 million representing the effect of the repayment of the amounts that were previously sold on the receivables sale program.
------------------------------------------------------
Note:  These statements are unaudited.


Segment and Supplemental Information
Milacron Inc. and Subsidiaries

                                                   Fourth Quarter 2004
----------------------------------------------------------------------
(In millions)                  Three Months Ended      Year Ended
                                  December 31,        December 31,
                              ----------------------------------------
                                2004  2003(a)(b)    2004    2003(a)(b)
----------------------------------------------------------------------

Machinery technologies North
 America
   Sales                       $96.7   $86.6       $334.4    $321.2
   Operating cash flow (c)      10.7     8.2         23.3      16.8
   Segment earnings (b)          9.1     6.1         16.0       8.1
     Percent of sales           9.4%    7.0%         4.8%      2.5%
   New orders                   90.5    82.0        337.1     324.8

Machinery technologies Europe
   Sales                       $44.6   $43.7       $167.0    $151.0
   Operating cash flow (c)       0.7     2.4          6.0       2.5
   Segment earnings (loss)      (0.3)    1.5          1.8      (1.4)
     Percent of sales          -0.7%    3.4%         1.1%     -0.9%
   New orders                   33.0    44.5        155.0     153.5

Mold technologies
   Sales                       $44.3   $42.0       $167.1    $168.7
   Operating cash flow (c)       4.2     2.9         11.4       8.5
   Segment earnings              2.1     1.3          4.5       1.8
     Percent of sales           4.7%    3.1%         2.7%      1.1%
   New orders                   44.8    42.1        167.8     168.7

Eliminations
   Sales                       $(1.0)  $(0.8)       $(3.3)    $(5.4)
   New orders                   (0.1)   (1.0)        (2.6)     (4.3)

 Total plastics
  technologies
   Sales                      $184.6  $171.5       $665.2    $635.5
   Operating cash flow (c)      15.6    13.5         40.7      27.8
   Segment earnings (b)         10.9     8.9         22.3       8.5
     Percent of sales           5.9%    5.2%         3.4%      1.3%
   New orders                  168.2   167.6        657.3     642.7

Industrial fluids
   Sales                       $28.5   $26.2       $109.0    $104.2
   Operating cash flow (c)       2.8     4.3         13.0      17.7
   Segment earnings (b)          2.4     3.7         11.1      15.7
     Percent of sales           8.4%   14.1%        10.2%     15.1%
   New orders                   28.5    26.3        109.1     104.3

Total continuing operations
   Sales                      $213.1  $197.7       $774.2    $739.7
   Operating cash flow (c)      15.0    13.3         40.3      28.8
   Segment earnings (b)         13.3    12.6         33.4      24.2
   Goodwill impairment
    charge (d)                     -   (13.3)           -     (65.6)
   Refinancing costs (e)           -    (0.8)       (21.4)     (1.8)
   Restructuring costs (f)      (8.5)   (8.4)       (13.6)    (27.1)
   Corporate expenses           (3.1)   (4.0)       (11.9)    (14.3)
   Other unallocated
    expenses (g)                (0.3)   (0.7)        (1.7)     (2.8)
                              -------  ------      --------  ---------
   Operating earnings (loss)     1.4   (14.6)       (15.2)    (87.4)
     Percent of sales           0.7%   -7.4%        -2.0%    -11.8%
   New orders                  196.7   193.9        766.4     747.0
   Ending backlog               87.3    92.0         87.3      92.0

(a) Reflects the presentation of Grinding Wheels in 2004 and 2003 and Round Tools in 2003 as discontinued operations.

(b) In the fourth quarter of 2004, the company elected to change its method of accounting for certain inventories from the LIFO method to the FIFO method, retroactive to the beginning of the year. Financial results for 2003 have been restated to conform to the 2004 presentation.

(c) Represents EBITDA (earnings before interest, income taxes, depreciation and amortization) before refinancing costs and restructuring costs.

(d) Represents a charge to adjust the carrying value of goodwill in the mold technologies segment.

(e) In 2004 and 2003, includes costs incurred in pursuing various alternatives to the company's March 12 refinancing of $200 million of debt and other obligations. In 2004, also includes costs that resulted from the refinancing and recapitalization of the company.

(f) Represents costs related to initiatives announced in 2002 through 2004 to reduce operating and administrative costs.

(g) Other unallocated expenses include financing costs including costs related to the sale of accounts receivable prior to March 12,
    2004.
--------------------------------------------------
Note:  These statements are unaudited.


Reconciliation of Earnings to Operating Cash Flows
Milacron Inc. and Subsidiaries

                                                   Fourth Quarter 2004
----------------------------------------------------------------------
(In millions)                         Three Months Ended   Year Ended
                                        December 31,      December 31,
                                      --------------------------------
                                        2004   2003(a)  2004   2003(a)
----------------------------------------------------------------------

Machinery technologies North
 America
  Segment earnings                      $9.1    $6.1   $16.0     $8.1
  Depreciation and amortization          1.6     2.1     7.3      8.7
                                      -------  ------ -------   ------
Operating cash flow                     10.7     8.2    23.3     16.8

Machinery technologies Europe
  Segment earnings (loss)              $(0.3)   $1.5    $1.8    $(1.4)
  Depreciation and amortization          1.0     0.9     4.2      3.9
                                      -------  ------ -------   ------
  Operating cash flow                    0.7     2.4     6.0      2.5

Mold technologies
  Segment earnings                      $2.1    $1.3    $4.5     $1.8
  Depreciation and amortization          2.1     1.6     6.9      6.7
                                      -------  ------ -------   ------
  Operating cash flow                    4.2     2.9    11.4      8.5

 Total plastics technologies
  Segment earnings                     $10.9    $8.9   $22.3     $8.5
  Depreciation and amortization          4.7     4.6    18.4     19.3
                                      -------  ------ -------   ------
     Operating cash flow                15.6    13.5    40.7     27.8

Industrial fluids
  Segment earnings                      $2.4    $3.7   $11.1    $15.7
  Depreciation and amortization          0.4     0.6     1.9      2.0
                                      -------  ------ -------   ------
  Operating cash flow                    2.8     4.3    13.0     17.7

Total continuing operations
  Net Loss                             $(1.2) $(24.2) $(51.1) $(190.9)
  Loss (earnings) from discontinued
   operations (b)                       (0.1)    1.5     0.4      7.2
  Provision (benefit) for income
   taxes (c)                            (4.8)    2.0    (1.8)    73.3
  Interest expense - net (d)             7.5     6.1    37.3     23.0
  Goodwill impairment charge (e)           -    13.3       -     65.6
  Refinancing costs (f)                    -     0.8    21.4      1.8
  Restructuring costs (g)                8.5     8.4    13.6     27.1
  Depreciation and amortization          5.1     5.4    20.5     21.7
                                      -------  ------ -------   ------
  Operating cash flow                  $15.0   $13.3   $40.3    $28.8
                                      =======  ====== =======   ======


(a) In the fourth quarter of 2004, the company elected to change its method of accounting for certain inventories from the LIFO method to the FIFO method, retroactive to the beginning of the year. Financial results for 2003 have been restated to conform to the 2004 presentation.

(b) Reflects the presentation of Grinding Wheel in 2004 and 2003 and Round Tools in 2003 as discontinued operations.

(c) In the year ended December 31, 2003, includes a charge of $70.8 million for the establishment of valuation allowances related to U.S. deferred tax assets.

(d) In the year ended December 31, 2004, includes a charge of $6.4 million for the write-off of a financial asset related to a beneficial conversion feature that allowed the holders of convertible debt issued on March 12, 2004 to acquire common shares on April 15, 2004 at $2.00 per share.

(e) Represents a charge to adjust the carrying value of goodwill in the mold technologies segment.

(f) In 2004 and 2003, includes costs incurred in pursuing various alternatives to the company's March 12 refinancing of $200 million of debt and other obligations. In 2004, also includes costs that resulted from the refinancing and recapitalization of the company.

(g) Represents costs related to initiatives announced in 2002 through 2004 to reduce operating and administrative costs.
------------------------------------------------------
Note:  These statements are unaudited.



Reconciliation of Consolidated Earnings to Internal Reporting Measures Milacron Inc. and Subsidiaries

                                                  Fourth Quarter 2004
----------------------------------------------------------------------
(In millions, except per-share   Three Months Ended      Year Ended
 data)                               December 31,        December 31,
                                 -------------------------------------
                                    2004    2003(a)   2004     2003(a)
---------------------------------------------------   ----------------


Net loss                          $ (1.2) $ (24.2)  $ (51.1) $ (190.9)

Discontinued operations-net of
 income taxes (b)                   (0.1)     1.5       0.4       7.2
                                  ------- --------  -------- ---------

Loss from continuing operations     (1.3)   (22.7)    (50.7)   (183.7)

Benefit (provision) for income
 taxes (c)                           4.8     (2.0)      1.8     (73.3)
                                 -------- --------  -------- ---------

Loss from continuing operations
 before income taxes                (6.1)   (20.7)    (52.5)   (110.4)

Interest expense - net (d)           7.5      6.1      37.3      23.0
                                  ------- --------  -------- ---------

Operating earnings (loss)            1.4    (14.6)    (15.2)    (87.4)

Goodwill impairment charge (e)         -     13.3         -      65.6
Refinancing costs (f)                  -      0.8      21.4       1.8
Restructuring costs (g)              8.5      8.4      13.6      27.1
                                  ------- --------  -------- ---------

Earnings from continuing
 operations before interest,
 income taxes, refinancing costs
 and restructuring costs          $  9.9  $   7.9   $  19.8  $    7.1
                                  ======= ========  ======== =========

Loss per common share - basic and
 diluted (h)
  Continuing operations           $(0.07) $ (0.62)  $ (1.31) $  (5.02)
  Discontinued operations              -    (0.04)    (0.01)    (0.19)
                                  ------- --------  -------- ---------
           Net loss               $(0.07) $ (0.66)  $ (1.32) $  (5.21)
                                  ======= ========  ======== =========

(a) In the fourth quarter of 2004, the company elected to change its method of accounting for certain inventories from the LIFO method to the FIFO method, retroactive to the beginning of the year. Financial results for 2003 have been restated to conform to the 2004 presentation.

(b) Reflects the presentation of Grinding Wheels in 2004 and 2003 and Round Tools in 2003 as discontinued operations.

(c) In the year ended December 31, 2003, includes a charge of $70.8 million for the establishment of valuation allowances related to U.S. deferred tax assets.

(d) In the year ended December 31, 2004, includes a charge of $6.4 million for the write-off of a financial asset related to a beneficial conversion feature that allowed the holders of convertible debt issued on March 12, 2004 to acquire common shares on April 15, 2004 at $2.00 per share.

(e) Represents a charge to adjust the carrying value of goodwill in the mold technologies segment.

(f) In 2004 and 2003, includes costs incurred in pursuing various alternatives to the company's March 12 refinancing of $200 million of debt and other obligations. In 2004, also includes costs that resulted from the refinancing and recapitalization of the company.

(g) Represents costs related to initiatives announced in 2002 through 2004 to reduce operating and administrative costs.

(h) The numbers of shares used to compute loss per common share data for 2003 have been restated to reflect the effect of the 2004 rights offering which allowed shareholders to purchase additional shares at a discounted price of $2.00 per share.
--------------------------------------------
Note: These statements are unaudited.


Historical Information
----------------------------------------------------------------------
(In millions, except per-share data)


                                            2003(a)
                             -----------------------------------------
                             Qtr 1    Qtr 2   Qtr 3   Qtr 4    Year
----------------------------------------------------------------------

Sales                        $190.2  $181.6  $170.2  $197.7  $ 739.7
Cost of products sold         158.2   149.6   138.6   157.4    603.8
Cost of products sold
 related to restructuring         -     3.8       -    (0.5)     3.3
                            -------- ------- ------- ------- --------
 Total cost of products
  sold                        158.2   153.4   138.6   156.9    607.1
                            -------- ------- ------- ------- --------

   Manufacturing margins       32.0    28.2    31.6    40.8    132.6

Other costs and expenses
 Selling and administrative    30.2    34.3    30.7    33.8    129.0
 Goodwill impairment charge       -       -    52.3    13.3     65.6
 Refinancing costs                -       -     1.0     0.8      1.8
 Restructuring costs            6.0     2.5     6.4     8.9     23.8
 Other - net                    0.7     1.6    (1.2)   (1.4)    (0.2)
                            -------- ------- ------- ------- --------
  Total other costs and
   expenses                    36.9    38.4    89.2    55.4    220.0
                            -------- ------- ------- ------- --------

Operating earnings (loss)      (4.9)  (10.2)  (57.6)  (14.6)   (87.4)

Interest expense - net         (5.2)   (5.8)   (5.9)   (6.1)   (23.0)
                            -------- ------- ------- ------- --------

Loss from continuing
 operations before income
 taxes                        (10.1)  (16.0)  (63.5)  (20.7)  (110.4)

Provision (benefit) from
 income taxes                  (2.5)   72.1     1.8     2.0     73.3
                            -------- ------- ------- ------- --------

Loss from continuing
 operations                    (7.6)  (88.1)  (65.3)  (22.7)  (183.7)

Discontinued operations-net
 of income taxes (b)
  Loss from operations         (0.7)   (3.0)   (2.0)   (0.7)    (6.4)
  Net gain (loss) on
   divestitures                   -       -       -    (0.8)    (0.8)
                            -------- ------- ------- ------- --------
   Total discontinued
    operations                 (0.7)   (3.0)   (2.0)   (1.5)    (7.2)
                            -------- ------- ------- ------- --------

Net loss                     $ (8.3) $(91.1) $(67.3) $(24.2) $(190.9)
                            ======== ======= ======= ======= ========

Earnings (loss) per common
 share
  Basic and diluted (c)
  Continuing operations      $(0.21) $(2.41) $(1.78) $(0.62) $ (5.02)
  Discontinued operations     (0.02)  (0.08)  (0.05)  (0.04)   (0.19)
                            -------- ------- ------- ------- --------
   Net earnings (loss)       $(0.23) $(2.49) $(1.83) $(0.66) $ (5.21)
                            ======== ======= ======= ======= ========


                                               2004
                                --------------------------------------
                             Qtr 1    Qtr 2   Qtr 3   Qtr 4   Year
----------------------------------------------------------------------

Sales                        $188.9  $191.7  $180.5  $213.1   $774.2
Cost of products sold         156.1   156.2   144.6   167.0    623.9
Cost of products sold related
 to restructuring                 -       -     1.7    (0.2)     1.5
                             ------- ------- ------- ------- --------
 Total cost of products sold  156.1   156.2   146.3   166.8    625.4
                             ------- ------- ------- ------- -------

   Manufacturing margins       32.8    35.5    34.2    46.3    148.8

Other costs and expenses
   Selling and administrative  30.9    30.8    30.8    34.6    127.1
   Goodwill impairment charge     -       -       -       -        -
   Refinancing costs            6.4    14.6     0.4       -     21.4
   Restructuring costs          1.1     1.7     0.6     8.7     12.1
   Other - net                  1.4    (0.1)    0.5     1.6      3.4
                             ------- ------- ------- ------- --------
    Total other costs and
     expenses                  39.8    47.0    32.3    44.9    164.0
                             ------- ------- ------- ------- --------

Operating earnings (loss)      (7.0)  (11.5)    1.9     1.4    (15.2)

Interest expense - net         (7.9)  (15.3)   (6.6)   (7.5)   (37.3)
                             ------- ------- ------- ------- --------

Loss from continuing
 operations before income
 taxes                        (14.9)  (26.8)   (4.7)   (6.1)   (52.5)

Provision (benefit) from
 income taxes                   1.1     1.1     0.8    (4.8)    (1.8)
                             ------- ------- ------- ------- --------

Loss from continuing
 operations                   (16.0)  (27.9)   (5.5)   (1.3)   (50.7)

Discontinued operations-net
 of income taxes (b)
  Loss from operations         (0.6)   (0.7)      -       -     (1.3)
  Net gain (loss) on
   divestitures                   -     0.8       -     0.1      0.9
                             ------- ------- ------- ------- --------
    Total discontinued
     operations                (0.6)    0.1       -     0.1     (0.4)
                             ------- ------- ------- ------- --------

Net loss                     $(16.6) $(27.8)  $(5.5)  $(1.2) $ (51.1)
                             ======= ======= ======= ======= ========

Earnings (loss) per common
 share
  Basic and diluted (c)
   Continuing operations     $(0.43) $(0.61) $(0.18) $(0.07) $ (1.31)
   Discontinued operations    (0.02)   0.01       -       -    (0.01)
                             ------- ------- ------- ------- --------
    Net earnings (loss)      $(0.45) $(0.60) $(0.18) $(0.07) $(1.32)
                             ======= ======= ======= ======= ========


(a) In the fourth quarter of 2004, the company elected to change its method of accounting for certain inventories from the LIFO method to the FIFO method, retroactive to the beginning of the year. Financial results for 2003 have been restated to conform to the 2004 presentation. The effect is to increase net earnings by $.8 million in 2003.

(b) Reflects the presentation of Grinding Wheels in 2004 and 2003 and Round Tools in 2003 as discontinued operations.

(c) The numbers of shares used to compute loss per common share data for 2003 have been restated to reflect the effect of the 2004 rights offering which allowed shareholders to purchase additional shares at a discounted price of $2.00 per share. The effect is to increase the number of outstanding shares by approximately 9%.


Historical Segment and Supplemental Information
----------------------------------------------------------------------
(In Millions)
                                              2003 (a)
                               ---------------------------------------
                                Qtr 1   Qtr 2   Qtr 3   Qtr 4   Year
----------------------------------------------------------------------

Machinery technologies North
 America
  Sales                         $88.3   $74.7   $71.6   $86.6  $321.2
  Operating cash flow (b)         4.6     0.8     3.2     8.2    16.8
  Segment earnings (loss) (a)     2.1    (1.4)    1.3     6.1     8.1
  New orders                     84.9    83.5    74.4    82.0   324.8

Machinery technologies Europe
  Sales                         $35.0   $38.9   $33.4   $43.7  $151.0
  Operating cash flow (b)         0.3    (0.8)    0.6     2.4     2.5
  Segment earnings (loss)        (0.7)   (1.8)   (0.4)    1.5    (1.4)
  New orders                     33.3    38.8    36.9    44.5   153.5

Mold technologies
  Sales                         $44.6   $43.0   $39.1   $42.0  $168.7
  Operating cash flow (b)         2.0     1.8     1.8     2.9     8.5
  Segment earnings (loss)         0.3     0.1     0.1     1.3     1.8
  New orders                     44.7    42.5    39.4    42.1   168.7

Eliminations
  Sales                         $(3.0)  $(1.3)  $(0.3)  $(0.8)  $(5.4)
  New orders                     (1.2)   (1.4)   (0.7)   (1.0)   (4.3)

 Total plastics
   technologies
  Sales                        $164.9  $155.3  $143.8  $171.5  $635.5
  Operating cash flow (b)         6.9     1.8     5.6    13.5    27.8
  Segment earnings (loss) (a)     1.7    (3.1)    1.0     8.9     8.5
  New orders                    161.7   163.4   150.0   167.6   642.7

Industrial fluids
  Sales                         $25.3   $26.3   $26.4   $26.2  $104.2
  Operating cash flow (b)         4.0     4.2     5.2     4.3    17.7
  Segment earnings                3.5     3.7     4.8     3.7    15.7
  New orders                     25.3    26.3    26.4    26.3   104.3

Total continuing operations (c)
  Sales                        $190.2  $181.6  $170.2  $197.7  $739.7
  Operating cash flow (b)         6.7     1.7     7.2    13.3    28.8
  Segment earnings (loss) (a)     5.2     0.6     5.8    12.6    24.2
  Goodwill impairment
   charges (d)                      -       -   (52.3)  (13.3)  (65.6)
  Refinancing costs (e)             -       -    (1.0)   (0.8)   (1.8)
  Restructuring costs (f)        (6.0)   (6.3)   (6.4)   (8.4)  (27.1)
  Corporate expenses             (3.5)   (3.7)   (3.1)   (4.0)  (14.3)
  Other unallocated
   expenses (g)                  (0.8)   (0.7)   (0.6)   (0.7)   (2.8)
                               ------- ------- ------- ------- -------
  Operating earnings (loss)      (5.1)  (10.1)  (57.6)  (14.6)  (87.4)
     Percent of sales            -2.7%   -5.7%  -34.1%   -7.8%  -11.8%
  New orders                    187.0   189.7   176.4   193.9   747.0
  Ending backlog                 74.7    85.4    91.7    92.0    92.0


(In Millions)
                                                2004
                               ---------------------------------------
                                Qtr 1   Qtr 2   Qtr 3   Qtr 4   Year
----------------------------------------------------------------------

Machinery technologies North
 America
  Sales                         $77.3   $83.2   $77.2   $96.7  $334.4
  Operating cash flow (b)         1.4     5.3     5.9    10.7    23.3
  Segment earnings (loss) (a)    (0.6)    3.4     4.1     9.1    16.0
  New orders                     79.1    87.2    80.3    90.5   337.1

Machinery technologies Europe
  Sales                         $42.5   $42.4   $37.5   $44.6  $167.0
  Operating cash flow (b)         2.2     2.3     0.8     0.7     6.0
  Segment earnings (loss)         1.1     1.3    (0.3)   (0.3)    1.8
  New orders                     40.0    45.7    36.3    33.0   155.0

Mold technologies
  Sales                         $43.3   $39.9   $39.6   $44.3  $167.1
  Operating cash flow (b)         3.0     1.5     2.7     4.2    11.4
  Segment earnings (loss)         1.4    (0.1)    1.1     2.1     4.5
  New orders                     43.0    40.5    39.5    44.8   167.8

Eliminations
  Sales                         $(0.4)  $(1.5)  $(0.4)  $(1.0)  $(3.3)
  New orders                     (1.3)   (1.0)   (0.2)   (0.1)   (2.6)

 Total plastics
   technologies
  Sales                        $162.7  $164.0  $153.9  $184.6  $665.2
  Operating cash flow (b)         6.6     9.1     9.4    15.6    40.7
  Segment earnings (loss) (a)     1.9     4.6     4.9    10.9    22.3
  New orders                    160.8   172.4   155.9   168.2   657.3

Industrial fluids
  Sales                         $26.2   $27.7   $26.6   $28.5  $109.0
  Operating cash flow (b)         3.0     3.9     3.3     2.8    13.0
  Segment earnings                2.5     3.4     2.8     2.4    11.1
  New orders                     26.2    27.8    26.6    28.5   109.1

Total continuing operations (c)
  Sales                        $188.9  $191.7  $180.5  $213.1  $774.2
  Operating cash flow (b)         5.8     9.9     9.6    15.0    40.3
  Segment earnings (loss) (a)     4.4     8.0     7.7    13.3    33.4
  Goodwill impairment
   charges (d)                      -       -       -       -       -
  Refinancing costs (e)          (6.4)  (14.6)   (0.4)      -   (21.4)
  Restructuring costs (f)        (1.1)   (1.7)   (2.3)   (8.5)  (13.6)
  Corporate expenses             (3.3)   (2.9)   (2.6)   (3.1)  (11.9)
  Other unallocated
   expenses (g)                  (0.6)   (0.3)   (0.5)   (0.3)   (1.7)
                               ------- ------- ------- ------- -------
  Operating earnings (loss)      (7.0)  (11.5)    1.9     1.4   (15.2)
     Percent of sales            -3.7%   -6.0%    1.1%    0.7%   -2.0%
  New orders                    187.0   200.2   182.5   196.7   766.4
  Ending backlog                 89.5    97.7   100.1    87.3    87.3


(a) In the fourth quarter of 2004, the company elected to change its method of accounting for certain inventories from the LIFO method to the FIFO method, retroactive to the beginning of the year. Financial results for 2003 have been restated to conform to the 2004 presentation.

(b) Represents EBITDA (earnings before interest, income taxes, depreciation and amortization) before refinancing costs and restructuring costs.

(c) Reflects the presentation of Grinding Wheels in 2004 and 2003 and Round Tools in 2003 as discontinued operations.

(d) Represents charges to adjust the carrying value of goodwill in the mold technologies segment.

(e) In 2003 and the first quarter of 2004, represents costs incurred in pursuing various alternatives to the company's March 12 refinancing of $200 million in debt and other obligations. In the second and third quarters of 2004, represents costs that resulted from the refinancing and recapitalization of the company.

(f) Represents costs related to initiatives announced in 2002 through 2004 to reduce operating and administrative costs.

(g) Other unallocated expenses include financing costs including costs related to the sale of accounts receivable prior to March 12, 2004.

Estimates and Projections for Financial Modeling

                                            Updated: February 14, 2005

Note: The amounts below are approximate working estimates, around which an even wider range of numbers could be used for financial modeling purposes. These estimates, by their nature, involve a great number of risks and uncertainties. Actual results may differ as these risks and uncertainties could significantly impact the company's markets, products, and operations. For further information please refer to the Cautionary Statement included in Item 2 of the company's most recent Form 10-Q on file with the Securities and Exchange Commission.

----------------------------------------------------------------------
                                               Quarter        Year
                                                Ended        Ended
                                             ------------ ------------
(In millions)                                  Mar. 31,     Dec. 31,
                                                 2005         2005
----------------------------------------------------------------------

Projected profit & loss items
  Sales  (1)                                  $186 - 198   $825 - 855
       Total plastics technologies             160 - 170    710 - 730
       Industrial fluids                         26 - 28    115 - 125
  Segment earnings
       Total plastics technologies                 0 - 2      25 - 32
       Industrial fluids                           2 - 3      13 - 16
  Corporate expenses                               3 - 4      12 - 13
  Interest expense - net                           7 - 8      31 - 32
  Provision for income taxes                  less than 1       4 - 5
  Restructuring charges                       less than 1           1
                                             ------------ ------------
  Earnings (loss) after tax from
   continuing operations  (2)                  (11) - (5)    (13) - 0
  Average shares outstanding - basic  (3)        47 - 48      47 - 48
  Average shares outstanding - diluted (3)       93 - 94      91 - 92

Projected cash flow & balance sheet items
  Depreciation                                     4 - 5      20 - 21
  Working capital - increase (decrease) (4)        1 - 3        0 - 5
  Cash pension contribution                   less than 1       2 - 3
  Capital expenditures                             5 - 6      14 - 16
  Cash interest                                    0 - 1      28 - 30
  Cash dividends                                   1 - 2        5 - 6
  Cash taxes                                  less than 1       2 - 3
  Cash restructuring                               1 - 2        3 - 4


1 Sales Includes increased sales due to the strengthening of the Euro in 2004 of approximately $5 million and $22 million in quarter ended Mar. 31, 2005, and year ended Dec. 31, 2005, respectively.

2 Earnings (loss) after tax from continuing operations Includes $2.8 million and $11.3 million of expenses related to the U.S. defined benefit pension plan in quarter ended Mar. 31, 2005 and year ended Dec. 31, 2005, respectively (versus $1.6 million and $6.4 million in quarter ended Mar. 31, 2004 and year ended Dec. 31 2004, respectively).

3 Average shares outstanding Assumes the repurchase of Series B preferred shares prior to Mar. 7, 2005 with net proceeds of the 2004 rights offering.

4 Working capital = inventory + receivables - trade payables - advance billings


     Comments & explanations

     Assumes 2004 year-end foreign exchange rates (e.g., USD/EUR = 1.3385), and no further acquisitions, divestitures or restructuring initiatives.


     CONTACT: Milacron Inc.
              Al Beaupre, 513-487-5918